INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Casmyn Corp. on Form S-3 of our reports on the consolidated financial statements of Casmyn Corp. dated December 17, 1997, appearing in the Annual Report on
Form 10-K of Casmyn Corp. for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche
Chartered Accountants

/s/ DELOITTE & TOUCHE


Vancouver, Canada
December 23, 1997